UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2013 (October 24, 2013)

Education Realty Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32417	20-1352180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 South Shady Grove Road, Suite 600 Memphis, Tennessee	38120
(Address of Principal Executive Offices)	(Zip Code)

901-259-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On October 24, 2013, Education Realty Operating Partnership, LP (the “Operating Partnership”) and certain of its subsidiaries (together with the Operating Partnership, the “Borrowers”), each of which is an indirectly owned subsidiary of Education Realty Trust, Inc. (the “Company”), entered into the First Amendment to Fourth Amended and Restated Credit Agreement (the “Amendment”) with KeyBank, National Association, PNC Bank, National Association, Regions Bank, Royal Bank of Canada, Bank of America, N.A., U.S. Bank National Association, First Tennessee Bank, N.A., Metropolitan Bank, JPMorgan Chase Bank, N.A. and Fifth Third Bank (collectively, the “Lenders”), with KeyBank, National Association serving as administrative agent on behalf of itself and the Lenders.

The Amendment amends the Fourth Amended and Restated Credit Agreement dated January 14, 2013 in the amount of $375 million and expandable to a total of $500 million, which was scheduled to mature on January 14, 2017 (the “Credit Agreement”), to among other things: (i) increase the amount of the unsecured revolving credit facility (the “Credit Facility”) to $500 million; (ii) provide for an accordion feature that allows for future expansion of the aggregate commitment by up to an additional $200 million, which may be exercised during the first four years of the term, subject to certain conditions; (iii) extend the term of the Credit Agreement by one year to January 14, 2018, with a one-year extension available, subject to certain conditions; (iv) reduce the applicable spread on the interest rate on all borrowings; and (v) modify certain financial covenants.The Company serves as the guarantor for any funds borrowed by the Borrowers under the Credit Facility.

Except as amended by the Amendment, the remaining terms of the Credit Agreement remain in full force and effect.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
First Amendment to Fourth Amended and Restated Credit Agreement dated as of October 24, 2013 among Education Realty Operating Partnership, LP, and certain of its subsidiaries, as Borrower, the lenders party thereto and KeyBank, National Association, as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION REALTY TRUST, INC.

Date: October 28, 2013	By:	/s/ Randall H. Brown
Randall H. Brown Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1
First Amendment to Fourth Amended and Restated Credit Agreement dated as of October 24, 2013 among Education Realty Operating Partnership, LP, and certain of its subsidiaries, as Borrower, the lenders party thereto and KeyBank, National Association, as Administrative Agent.